EXHIBIT 99.1

Vanguard Reports Third Quarter Results

NASHVILLE, Tenn. – May 10, 2010 – Vanguard Health Systems, Inc. (“Vanguard”) today announced results for the third quarter ended March 31, 2010 and reiterated it had completed a comprehensive refinancing plan (the “Refinancing”) during the quarter. The Refinancing provides Vanguard with the capital flexibility to implement its long-term growth strategies and quality initiatives while extending maturities at favorable interest rates. Vanguard incurred $73.2 million ($45.4 million net of taxes) of debt extinguishment costs during the current year quarter to complete the Refinancing.

Total revenues for the quarter ended March 31, 2010 were $861.2 million, an increase of $3.2 million or 0.4% from the prior year quarter.  Patient service revenues decreased $26.3 million and health plan premium revenues increased $29.5 million compared to the prior year quarter. The decrease in patient service revenues was primarily attributable to a 4.6% decrease in patient revenue per adjusted discharge during the current year quarter compared to the prior year quarter. This decrease in patient revenue per adjusted discharge primarily resulted from the implementation of an uninsured discount policy in our Phoenix and San Antonio hospitals effective July 1, 2009, similar to the program implemented in our Illinois hospitals on April 1, 2009, and a change to the Medicaid pending policy at these same hospitals as previously disclosed. In addition, revenues related to our receipt of retroactive payments under the Illinois Provider Tax Assessment program during the prior year quarter negatively impacted this ratio comparison during the current year quarter. The increase in health plan premium revenues was primarily attributable to a 22.9% increase in average membership in Phoenix Health Plan (PHP) during the current year quarter compared to the prior year quarter. Economic conditions in Arizona have resulted in an increase in the number of individuals eligible for coverage under the Arizona Health Care Cost Containment System (AHCCCS) during the current year quarter resulting in more enrollees in PHP.

For the quarter ended March 31, 2010, Vanguard had a loss from continuing operations of $32.6 million compared to income from continuing operations of $16.8 million during the prior year quarter primarily resulting from $73.2 million ($45.4 million, net of taxes) of debt extinguishment costs incurred during the current year quarter related to the Refinancing (as discussed elsewhere in this release). Many comparisons of individual cost and expense items as a percentage of total revenues during the current year quarter were impacted by the significant growth in health plan premium revenues and the uninsured discount and Medicaid pending policy changes. A table describing the impact of adjustments to certain expenses and revenues and related ratios for our acute care services segment and to certain statistical measures is included in this press release in the attached Supplemental Operating Measures Adjusted for Comparative Analysis.

During the quarter ended March 31, 2010, net loss attributable to Vanguard Health Systems, Inc. stockholders was $32.8 million compared to $15.8 million net income attributable to Vanguard Health Systems, Inc. stockholders during the prior year quarter.

Adjusted EBITDA was $90.1 million for the quarter ended March 31, 2010, an increase of $3.9 million or 4.5% from the prior year quarter. A reconciliation of Adjusted EBITDA to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders as determined in accordance with generally accepted accounting principles for the quarters ended March 31, 2009 and 2010 is included in the attached supplemental financial information.

The consolidated operating results for the quarter ended March 31, 2010 reflect a 0.6% increase in adjusted discharges and a 0.7% decrease in discharges compared to the prior year quarter. Inpatient surgeries, outpatient surgeries and emergency room visits decreased 4.1%, 2.7% and 1.3%, respectively, during the current year quarter compared to the prior year quarter.

Total revenues for the nine months ended March 31, 2010 were $2,528.2 million, an increase of $158.6 million or 6.7% from the prior year period.  Patient service revenues and health plan premium revenues increased $11.4 million and $147.2 million, respectively, compared to the prior year period. Patient service revenues for the current year period were positively impacted by a 2.0% increase in adjusted discharges but were negatively impacted by a 1.4% decrease in patient revenue per adjusted discharge compared to the prior year period. Absent the previously discussed uninsured discount and Medicaid pending policy changes, patient revenue per adjusted discharge would have increased 2.7% during the current year period compared to the prior year period. Health plan premium revenues increased 30.6% during the current year period primarily due to the significant enrollment increase for PHP’s new contract with AHCCCS that went into effect on October 1, 2008, as previously discussed.

For the nine months ended March 31, 2010, Vanguard had a loss from continuing operations of $50.0 million compared to income from continuing operations of $28.5 million during the prior year period, primarily resulting from the goodwill impairment loss and debt extinguishment costs recognized during the current year period. Many comparisons of individual cost and expense items as a percentage of total revenues during the current year period were impacted by the significant growth in health plan premium revenues and the uninsured discount and Medicaid pending policy changes previously discussed. The Supplemental Operating Measures Adjusted for Comparative Analysis table included elsewhere in this release sets forth the impact of the uninsured discount and Medicaid pending policy changes to certain expenses and revenues and related ratios of our acute care services segment and to certain statistical measures. Health planclaims expense as a percentage of health plan premium revenues increased to 79.6% during the current year period compared to 77.1% during the prior year period primarily as a result of changes to capitation rates, enrollee medical costs and enrollee demographic mix under PHP’s new contract with AHCCCS that went into effect on October 1, 2008.

During the nine months ended March 31, 2010, net loss attributable to Vanguard Health Systems, Inc. stockholders was $52.0 million compared to $26.8 million net income attributable to Vanguard Health Systems, Inc. stockholders during the prior year period.

Adjusted EBITDA was $242.6 million for the nine months ended March 31, 2010, an increase of $14.7 million or 6.5% from the prior year period. A reconciliation of Adjusted EBITDA to income (loss) attributable to Vanguard Health Systems, Inc. stockholders as determined in accordance with generally accepted accounting principles for the nine-month periods ended March 31, 2009 and 2010 is included in the attached supplemental financial information.

The consolidated operating results for the nine months ended March 31, 2010 reflect a 2.0% increase in adjusted discharges and a 0.2% decrease in discharges compared to the prior year period. Outpatient surgeries and emergency room visits increased 0.1% and 4.2%, respectively, while inpatient surgeries decreased 1.2% during the current year period compared to the prior year period.

Cash provided by operating activities decreased to $218.7 million during the current year period compared to $251.4 million during the prior year period. This decrease was primarily attributable to a slower enrollment growth rate at PHP and related slower buildup of accrued health plan claims during the current year period compared to the prior year period and the settlement and payment of a significant professional liability case during the current year period that was accrued in March 2009.

As previously disclosed, Vanguard completed its Refinancing during the current year quarter. Under the Refinancing, certain of Vanguard’s subsidiaries issued $950.0 million of new 8.0% Senior Unsecured Notes due 2018, entered into an $815.0 million senior secured term loan maturing in 2016 and entered into a new $260.0 million revolving credit facility that expires in 2015. The proceeds from these new debt instruments were used to repay the outstanding principal and interest related to Vanguard’s previous term loan facility, to retire its previously outstanding 9.0% senior subordinated notes and its 11.25% senior discount notes through redemption or tender offers/consent solicitations including accrued interest for such notes and to pay fees and expenses related to the Refinancing. In addition, Vanguard utilized a portion of the Refinancing proceeds, along with cash on hand, to purchase 446 shares held by certain former employees and to fund a $300.0 million distribution to repurchase a portion of the shares owned by the remaining shareholders.

Vanguard will host a conference call for investors at 11:00 am EST on May 11, 2010. All interested investors are invited to access a live audio broadcast of the call, via webcast. The live webcast can be accessed on the home page of Vanguard’s Web site at www.vanguardhealth.com by clicking on “Third Quarter Webcast” or at http://visualwebcaster.com/event.asp?id=68053. If you are unable to participate during the live webcast, the call will be available on a replay basis on Vanguard’s Web site www.vanguardhealth.com. To access the replay, click on the Latest News link on the Investor Relations page of www.vanguardhealth.com. The replay will be available via this link for one year.

Vanguard owns and operates 15 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; and Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations. Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to generate cash to service its debt; potential liability related to disclosures of relationships between physicians and Vanguard’s hospitals; Vanguard’s ability to grow its business and successfully implement its business strategies; Vanguard’s ability to successfully integrate any future acquisitions; the potential that acquisitions could be costly, unsuccessful or subject Vanguard to unexpected liabilities; post-payment claims reviews by governmental agencies that could result in additional costs to Vanguard; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the potential impact to us of the significant Federal healthcare reform enacted by Congress in March 2010 and potential additional Federal or state healthcare reform; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; the impacts of weakened economic conditions and volatile capital markets on Vanguard’s results of operations, financial position and cash flows; Vanguard’s failure to adequately enhance its facilities with technologically advanced equipment could adversely affect its revenues and market position; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans; the geographic concentration of Vanguard’s operations; the technological and pharmaceutical improvements that increase the cost of providing healthcare services or reduce the demand for such services; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition.  Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Three months ended March 31,

	2009 (as adjusted)		2010

Patient service revenues	$676.1	78.8%	$649.8	75.5%
Premium revenues	181.9	21.2	211.4	24.5

Total revenues	858.0	100.0	861.2	100.0

Costs and Expenses:
Salaries and benefits (includes stock compensation of $1.2 and $0.6, respectively)	328.4	38.3	328.7	38.2
Health plan claims expense	143.0	16.7	168.1	19.5
Supplies	115.3	13.4	114.1	13.2
Provision for doubtful accounts	52.5	6.1	40.7	4.7
Purchased services	43.3	5.0	45.4	5.3
Non-income taxes	20.7	2.4	13.9	1.6
Rents and leases	11.0	1.3	11.2	1.3
Other operating expenses	58.8	6.9	49.6	5.8
Depreciation and amortization	31.6	3.7	34.6	4.0
Interest, net	27.2	3.2	29.9	3.5
Debt extinguishment costs	–	0.0	73.2	8.5
Other	1.2	0.1	0.9	0.1

Total costs and expenses	833.0	97.1	910.3	105.7

Income (loss) from continuing operations before income taxes	25.0	2.9	(49.1)	(5.7)
Income tax benefit (expense)	(8.2)	(0.9)	16.5	1.9

Income (loss) from continuing operations	16.8	2.0	(32.6)	(3.8)
Income (loss) from discontinued operations, net of taxes	(0.3)	(0.1)	0.2	0.0

Net income (loss)	16.5	1.9	(32.4)	(3.8)
Less: Net income attributable to non-controlling interests	(0.7)	(0.1)	(0.4)	(0.0)

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$15.8	1.8%	$(32.8)	(3.8)%

Amounts attributable to Vanguard Health Systems, Inc. stockholders:
Income (loss) from continuing operations, net of taxes	$16.1	1.9%	$(33.0)	(3.8)%
Income (loss) from discontinued operations, net of taxes	(0.3)	(0.1)	0.2	0.0

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$15.8	1.8%	$(32.8)	(3.8)%

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Nine months ended March 31,

	2009 (as adjusted)		2010

Patient service revenues	$1,888.8	79.7%	$1,900.2	75.2%
Premium revenues	480.8	20.3	628.0	24.8

Total revenues	2,369.6	100.0	2,528.2	100.0

Costs and Expenses:
Salaries and benefits (includes stock compensation of $3.4 and $3.5, respectively)	923.7	39.0	967.6	38.3
Health plan claims expense	370.7	15.6	499.9	19.8
Supplies	339.9	14.3	339.9	13.4
Provision for doubtful accounts	155.4	6.6	112.9	4.5
Purchased services	125.0	5.3	137.7	5.5
Non-income taxes	39.7	1.7	38.8	1.5
Rents and leases	32.5	1.4	33.5	1.3
Other operating expenses	158.2	6.6	158.8	6.3
Depreciation and amortization	96.0	4.0	102.9	4.1
Interest, net	84.5	3.6	84.6	3.3
Debt extinguishment costs	–	0.0	73.2	2.9
Impairment loss	–	0.0	43.1	1.7
Other	2.0	0.1	3.5	0.1

Total costs and expenses	2,327.6	98.2	2,596.4	102.7

Income (loss) from continuing operations before income taxes	42.0	1.8	(68.2)	(2.7)
Income tax benefit (expense)	(13.5)	(0.6)	18.2	0.7

Income (loss) from continuing operations	28.5	1.2	(50.0)	(2.0)
Income from discontinued operations, net of taxes	0.6	0.0	0.1	0.0

Net income (loss)	29.1	1.2	(49.9)	(2.0)
Less: Net income attributable to non-controlling interests	(2.3)	(0.1)	(2.1)	(0.1)

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$26.8	1.1%	$(52.0)	(2.1)%

Amounts attributable to Vanguard Health Systems, Inc. stockholders:
Income (loss) from continuing operations, net of taxes	$26.2	1.1%	$(52.1)	(2.1)%
Income from discontinued operations, net of taxes	0.6	0.0	0.1	0.0

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$26.8	1.1%	$(52.0)	(2.1)%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to
Vanguard Health Systems, Inc. Stockholders
(In millions)

	Three months ended March 31,		Nine months ended March 31,

	2009	2010	2009	2010

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$15.8	$(32.8)	$26.8	$(52.0)
Interest, net	27.2	29.9	84.5	84.6
Income tax expense (benefit)	8.2	(16.5)	13.5	(18.2)
Depreciation and amortization	31.6	34.6	96.0	102.9
Non-controlling interests	0.7	0.4	2.3	2.1
Loss (gain) on disposal of assets	–	–	(2.1)	0.4
Equity method income	(0.1)	(0.3)	(0.4)	(0.8)
Stock compensation	1.2	0.6	3.4	3.5
Monitoring fees and expenses	1.3	1.2	3.9	3.9
Realized holding loss on investments	–	–	0.6	–
Debt extinguishment costs	–	73.2	–	73.2
Impairment loss	–	–	–	43.1
Discontinued operations, net of taxes	0.3	(0.2)	(0.6)	(0.1)

Adjusted EBITDA (a)	$86.2	$90.1	$227.9	$242.6

(a)

Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on the disposal of assets, equity method income, stock compensation, monitoring fees and expenses, realized holding loss on investments, debt extinguishment costs, impairment loss and discontinued operations, net of taxes.  Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States.  Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In millions)

		(Unaudited)
	June 30, 2009	March 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$308.2	$210.3
Restricted cash	1.9	2.0
Accounts receivable, net of allowance for doubtful accounts of $121.5 and $70.4 at June 30, 2009 and March 31, 2010, respectively	275.3	294.8
Inventories	48.3	49.2
Deferred income taxes	29.6	18.3
Prepaid expenses and other current assets	68.4	56.4

Total current assets	731.7	631.0
Property, plant and equipment, net	1,174.1	1,173.4
Goodwill	692.1	649.1
Intangible assets, net	54.6	68.9
Deferred income taxes	38.0	63.7
Investments in auction rate securities	21.6	21.6
Other assets	19.0	20.0

Total assets	$2,731.1	$2,627.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$127.9	$168.2
Accrued salaries and benefits	133.9	125.0
Accrued health plan claims	117.6	141.7
Accrued interest	13.2	17.7
Other accrued expenses and current liabilities	79.5	63.6
Current maturities of long-term debt	8.0	8.2

Total current liabilities	480.1	524.4
Professional and general liability and workers compensation reserves	76.7	79.1
Other liabilities	34.9	30.1
Long-term debt, less current maturities	1,543.6	1,743.4
Commitments and contingencies
Equity:
Vanguard Health Systems, Inc. stockholders’ equity:
Common stock	–	–
Additional paid-in capital	651.3	354.2
Accumulated other comprehensive loss	(6.8)	(2.5)
Retained deficit	(56.7)	(108.7)

Total Vanguard Health Systems, Inc. stockholders’ equity	587.8	243.0
Non-controlling interests	8.0	7.7

Total equity	595.8	250.7

Total liabilities and equity	$2,731.1	$2,627.7

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine months ended March 31,

	2009 (as adjusted)	2010

Operating activities:
Net income (loss)	$29.1	$(49.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations, net of taxes	(0.6)	(0.1)
Depreciation and amortization	96.0	102.9
Provision for doubtful accounts	155.4	112.9
Deferred income taxes	(1.0)	(20.0)
Amortization of loan costs	4.0	4.1
Accretion of principal on notes	16.0	6.1
Loss (gain) on sale of assets	(2.1)	0.5
Stock compensation	3.4	3.5
Non-cash realized holding loss on investments	0.6	–
Debt extinguishment costs	–	73.2
Impairment loss	–	43.1
Changes in operating assets and liabilities:
Accounts receivable	(174.5)	(132.4)
Inventories	(0.3)	(0.9)
Prepaid expenses and other current assets	5.4	(12.8)
Accounts payable	15.0	40.2
Accrued expenses and other liabilities	104.4	48.2

Net cash provided by operating activities – continuing operations	250.8	218.6
Net cash provided by operating activities – discontinued operations	0.6	0.1

Net cash provided by operating activities	251.4	218.7
Investing activities:
Capital expenditures	(87.3)	(111.1)
Acquisitions	(3.7)	(1.5)
Proceeds from asset dispositions	4.0	1.5
Other	(4.3)	(0.3)

Net cash used in investing activities	(91.3)	(111.4)
Financing activities:
Payments of long-term debt	(5.8)	(1,557.4)
Proceeds from debt borrowings	–	1,751.3
Payments of refinancing costs and fees	–	(90.1)
Repurchases of stock and stock options	(0.2)	(300.6)
Payments related to derivative instrument with financing element	–	(6.0)
Distributions paid to non-controlling interests	(3.5)	(2.4)

Net cash used in financing activities	(9.5)	(205.2)

Net increase (decrease) in cash and cash equivalents	150.6	(97.9)
Cash and cash equivalents, beginning of period	141.6	308.2

Cash and cash equivalents, end of period	$292.2	$210.3

Net cash paid for interest	$53.1	$72.7

Net cash paid (received) for income taxes	$4.2	$(13.2)

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Three Months Ended March 31, 2009

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$683.8	100.0%	$–	0.0%	$(7.7)	$676.1
Premium revenues	–	0.0%	181.9	100.0%	–	181.9

Total revenues	683.8	100.0%	181.9	100.0%	(7.7)	858.0

Salaries and benefits (excludes stock compensation)	319.0	46.7%	8.2	4.5%	–	327.2
Health plan claims expense	–	0.0%	150.7	82.9%	(7.7)	143.0
Supplies	115.3	16.9%	–	0.0%	–	115.3
Provision for doubtful accounts	52.5	7.7%	–	0.0%	–	52.5
Other operating expenses	124.3	18.1%	9.5	5.2%	–	133.8

Total operating expenses	611.1	89.4%	168.4	92.6%	(7.7)	771.8

Segment EBITDA(2)	72.7	10.6%	13.5	7.4%	–	86.2

Less:
Interest, net	26.9	3.9%	0.3	0.2%	–	27.2
Depreciation and amortization	30.6	4.4%	1.0	0.5%	–	31.6
Equity method income	(0.1)	0.0%	–	0.0%	–	(0.1)
Stock compensation	1.2	0.2%	–	0.0%	–	1.2
Monitoring fees and expenses	1.3	0.2%	–	0.0%	–	1.3

Income from continuing operations before income taxes	$12.8	1.9%	$12.2	6.7%	$–	$25.0

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments, debt extinguishment costs and impairment loss. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Three Months Ended March 31, 2010

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$660.5	100.0%	$–	0.0%	$(10.7)	$649.8
Premium revenues	–	0.0%	211.4	100.0%	–	211.4

Total revenues	660.5	100.0%	211.4	100.0%	(10.7)	861.2

Salaries and benefits (excludes stock compensation)	319.7	48.4%	8.4	4.0%	–	328.1
Health plan claims expense	–	0.0%	178.8	84.6%	(10.7)	168.1
Supplies	114.1	17.3%	–	0.0%	–	114.1
Provision for doubtful accounts	40.7	6.1%	–	0.0%	–	40.7
Other operating expenses	110.8	16.8%	9.3	4.4%	–	120.1

Total operating expenses	585.3	88.6%	196.5	93.0%	(10.7)	771.1

Segment EBITDA(2)	75.2	11.4%	14.9	7.0%	–	90.1

Less:
Interest, net	30.1	4.6%	(0.2)	(0.1)%	–	29.9
Depreciation and amortization	33.5	5.1%	1.1	0.5%	–	34.6
Equity method income	(0.3)	(0.1)%	–	0.0%	–	(0.3)
Stock compensation	0.6	0.1%	–	0.0%	–	0.6
Monitoring fees and expenses	1.2	0.2%	–	0.0%	–	1.2
Debt extinguishment costs	73.2	11.1%	–	0.0%	–	73.2

Income (loss) from continuing operations before income taxes	$(63.1)	(9.6)%	$14.0	6.6%	$–	$(49.1)

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments, debt extinguishment costs and impairment loss. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Nine Months Ended March 31, 2009

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$1,913.8	100.0%	$–	0.0%	$(25.0)	$1,888.8
Premium revenues	–	0.0%	480.8	100.0%	–	480.8

Total revenues	1,913.8	100.0%	480.8	100.0%	(25.0)	2,369.6

Salaries and benefits (excludes stock compensation)	897.6	46.9%	22.7	4.7%	–	920.3
Health plan claims expense	–	0.0%	395.7	82.3%	(25.0)	370.7
Supplies	339.7	17.8%	0.2	0.1%	–	339.9
Provision for doubtful accounts	155.4	8.1%	–	0.0%	–	155.4
Other operating expenses	328.6	17.2%	26.8	5.5%	–	355.4

Total operating expenses	1,721.3	90.0%	445.4	92.6%	(25.0)	2,141.7

Segment EBITDA(2)	192.5	10.0%	35.4	7.4%	–	227.9

Less:
Interest, net	85.3	4.5%	(0.8)	(0.1)%	–	84.5
Depreciation and amortization	93.0	4.9%	3.0	0.6%	–	96.0
Equity method income	(0.4)	(0.1)%	–	0.0%	–	(0.4)
Stock compensation	3.4	0.2%	–	0.0%	–	3.4
Gain on disposal of assets	(2.1)	(0.1)%	–	0.0%	–	(2.1)
Monitoring fees and expenses	3.9	0.2%	–	0.0%	–	3.9
Realized holding loss on investments	0.6	0.0%	–	0.0%	–	0.6

Income from continuing operations before income taxes	$8.8	0.4%	$33.2	6.9%	$–	$42.0

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments, debt extinguishment costs and impairment loss. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Nine Months Ended March 31, 2010

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$1,931.9	100.0%	$–	0.0%	$(31.7)	$1,900.2
Premium revenues	–	0.0%	628.0	100.0%	–	628.0

Total revenues	1,931.9	100.0%	628.0	100.0%	(31.7)	2,528.2

Salaries and benefits (excludes stock compensation)	938.9	48.6%	25.2	4.0%	–	964.1
Health plan claims expense	–	0.0%	531.6	84.7%	(31.7)	499.9
Supplies	339.8	17.6%	0.1	0.0%	–	339.9
Provision for doubtful accounts	112.9	5.8%	–	0.0%	–	112.9
Other operating expenses	341.6	17.7%	27.2	4.3%	–	368.8

Total operating expenses	1,733.2	89.7%	584.1	93.0%	(31.7)	2,285.6

Segment EBITDA(2)	198.7	10.3%	43.9	7.0%	–	242.6

Less:
Interest, net	85.2	4.4%	(0.6)	(0.1)%	–	84.6
Depreciation and amortization	99.6	5.2%	3.3	0.5%	–	102.9
Equity method income	(0.8)	(0.1)%	–	0.0%	–	(0.8)
Stock compensation	3.5	0.2%	–	0.0%	–	3.5
Gain on disposal of assets	0.4	0.0%	–	0.0%	–	0.4
Monitoring fees and expenses	3.9	0.2%	–	0.0%	–	3.9
Debt extinguishment costs	73.2	3.8%	–	0.0%	–	73.2
Impairment loss	43.1	2.2%	–	0.0%	–	43.1

Income (loss) from continuing operations before income taxes	$(109.4)	(5.6)%	$41.2	6.6%	$–	$(68.2)

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments, debt extinguishment costs and impairment loss. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Three months ended March 31,

	2009	2010	% Change

Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	4,135
Discharges	42,595	42,293	(0.7)%
Adjusted discharges	73,221	73,678	0.6%
Adjusted discharges-hospitals	69,460	69,646	0.3%
Average length of stay	4.29	4.27	(0.5)%
Patient days	182,872	180,672	(1.2)%
Adjusted patient days	314,359	314,747	0.1%
Adjusted patient days-hospitals	298,213	297,522	(0.2)%
Patient revenue per adjusted discharge	$9,054	$8,636	(4.6)%
Patient revenue per adjusted discharge-hospitals	$8,997	$8,737	(2.9)%
Inpatient surgeries	9,578	9,188	(4.1)%
Outpatient surgeries	18,931	18,425	(2.7)%
Emergency room visits	156,940	154,987	(1.2)%

Charity care and uninsured discounts as a percent
of acute care services segment revenues (prior to these discounts)	3.1%	9.5%

Provision for doubtful accounts as a percent
of acute care services segment revenues (prior to charity and uninsured discounts)	7.4%	5.5%

Net patient revenue payer mix:
Medicare	24.7%	26.1%
Medicaid	9.0%	7.4%
Managed Medicare	14.0%	14.8%
Managed Medicaid	8.2%	9.4%
Managed care	35.5%	34.7%
Commercial	0.8%	1.1%
Self pay	7.8%	6.5%

Total	100.0%	100.0%

Discharges by payer:
Medicare	11,811	11,953
Medicaid (1)	4,274	3,693
Managed Medicare	7,168	7,067
Managed Medicaid	5,725	6,364
Managed care	12,171	11,087
Commercial	124	166
Self pay (1)	1,322	1,963

Total	42,595	42,293

____________________
(1) See Supplemental Operating Measures Adjusted For Comparative Analysis for the impact to Medicaid and self pay discharges of the change in our Medicaid pending policy during the three months ended March 31, 2010.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Nine months ended March 31,

	2009	2010	% Change

Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	4,135
Discharges	126,480	126,211	(0.2)%
Adjusted discharges	216,489	220,881	2.0%
Adjusted discharges-hospitals	205,510	208,763	1.6%
Average length of stay	4.25	4.19	(1.4)%
Patient days	536,930	528,877	(1.5)%
Adjusted patient days	919,036	925,582	0.7%
Adjusted patient days-hospitals	872,427	874,803	0.3%
Patient revenue per adjusted discharge	$8,544	$8,422	(1.4)%
Patient revenue per adjusted discharge-hospitals	$8,634	$8,502	(1.5)%
Inpatient surgeries	28,440	28,076	(1.3)%
Outpatient surgeries	56,857	56,885	0.1%
Emergency room visits	446,793	465,714	4.2%

Charity care and uninsured discounts as a percent
of acute care services segment revenues (prior to these discounts)	3.6%	10.5%

Provision for doubtful accounts as a percent
of acute care services segment revenues (prior to charity and uninsured discounts)	7.8%	5.2%

Net patient revenue payer mix:
Medicare	25.4%	25.5%
Medicaid	7.9%	7.3%
Managed Medicare	13.9%	14.8%
Managed Medicaid	8.8%	9.7%
Managed care	35.1%	34.9%
Commercial	0.9%	1.1%
Self pay	8.0%	6.7%

Total	100.0%	100.0%

Discharges by payer:
Medicare	34,442	34,653
Medicaid (1)	13,038	10,957
Managed Medicare	20,082	20,522
Managed Medicaid	17,285	19,317
Managed care	37,270	34,015
Commercial	406	521
Self pay (1)	3,957	6,226

Total	126,480	126,211

____________________
(1) See Supplemental Operating Measures Adjusted For Comparative Analysis for the impact to Medicaid and self pay discharges of the change in our Medicaid pending policy during the nine months ended March 31, 2010.

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Operating Measures Adjusted for Comparative Analysis
For the three months ended March 31, 2010
(dollars in millions, except for statistical measures)
(Unaudited)

					% of Segment Revenues

		Impact of Policy Changes					Non-GAAP
				Non-GAAP	GAAP-basis		as adjusted(4)
	GAAP-basis	Uninsured	Medicaid	Adjusted
	Amounts(1)	Discounts(2)	Pending(3)	Amounts(4)	2010	2009	2010

Acute care services segment:
Total revenues(5)	$660.5	$30.6	$(5.0)	$686.1	100.0%	100.0%	100.0%
Salaries and benefits(8)	$320.3	$–	$–	$320.3	48.5%	46.8%	46.7%
Supplies	$114.1	$–	$–	$114.1	17.3%	16.9%	16.6%
Provision for doubtful accounts	$40.7	$30.6	$(3.7)	$67.6	6.2%	7.7%	9.9%
Other operating expenses	$110.8	$–	$–	$110.8	16.8%	18.2%	16.1%
Total operating expenses	$585.9	$30.6	$(3.7)	$612.8	88.8%	89.6%	89.3%

					% of Segment Revenues Prior to Charity and
					Uninsured Discounts

		Impact of Policy Changes					Non-GAAP
				Non-GAAP	GAAP-basis		as adjusted(4)
	GAAP-basis	Uninsured	Medicaid	Adjusted
	Amounts(1)	Discounts(2)	Pending(3)	Amounts(4)	2010	2009	2010

Uncompensated care(6)	$109.8	$(17.5)	$(3.7)	$88.6	15.0%	10.5%	12.5%
Total revenues, prior to charity(7)	$681.5	$30.6	$(5.0)	$707.1

		Impact of Policy Changes				Current
	Statistical			Statistical	Prior Year	Year
	Measure, as	Uninsured	Medicaid	Measure,	Statistical	Change,
	reported	Discounts(2)	Pending(3)	as adjusted	Measure	as adjusted

Vanguard consolidated:
Patient revenue per total adjusted discharge	$8,636	$415	$(68)	$8,983	$9,054	(0.8)%
Self-pay discharges	1,963	–	(634)	1,329	1,322	0.5%
Medicaid discharges	3,693	–	634	4,327	4,274	1.2%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Operating Measures Adjusted for Comparative Analysis
For the nine months ended March 31, 2010
(dollars in millions, except for statistical measures)
(Unaudited)

					% of Segment Revenues

		Impact of Policy Changes					Non-GAAP
				Non-GAAP	GAAP-basis		as adjusted(4)
	GAAP-basis	Uninsured	Medicaid	Adjusted
	Amounts(1)	Discounts(2)	Pending(3)	Amounts(4)	2010	2009	2010

Acute care services segment:
Total revenues(5)	$1,931.9	$95.2	$(18.2)	$2,008.9	100.0%	100.0%	100.0%
Salaries and benefits(8)	$942.4	$–	$–	$942.4	48.8%	46.9%	46.9%
Supplies	$339.8	$–	$–	$339.8	17.6%	17.8%	16.9%
Provision for doubtful accounts	$112.9	$95.2	$(18.7)	$189.4	5.8%	8.1%	9.4%
Other operating expenses	$341.6	$–	$–	$341.6	17.7%	17.2%	17.0%
Total operating expenses	$1,736.7	$95.2	$(18.7)	$1,813.2	89.9%	90.0%	90.2%

					% of Segment Revenues Prior to Charity and
					Uninsured Discounts

		Impact of Policy Changes					Non-GAAP
				Non-GAAP	GAAP-basis		as adjusted(4)
	GAAP-basis	Uninsured	Medicaid	Adjusted
	Amounts(1)	Discounts(2)	Pending(3)	Amounts(4)	2010	2009	2010

Acute care services segment:
Uncompensated care(6)	$338.1	$(65.8)	$(18.7)	$253.6	15.7%	11.4%	12.2%
Total revenues, prior to charity(7)	$1,996.1	$95.2	$(18.2)	$2,073.1

		Impact of Policy Changes				Current
	Statistical			Statistical	Prior Year	Year
	Measure, as	Uninsured	Medicaid	Measure,	Statistical	Change,
	reported	Discounts(2)	Pending(3)	as adjusted	Measure	as adjusted

Vanguard consolidated:
Patient revenue per total adjusted discharge	$8,422	$431	$(82)	$8,771	$8,544	2.7%
Self-pay discharges	6,226	–	(2,117)	4,109	3,957	3.9%
Medicaid discharges	10,957	–	2,117	13,074	13,038	0.3%
____________________

(1)

Amounts reflected in or components of amounts reflected in the segment information tables included in this release. These amounts are based upon revenues or expenses determined in accordance with accounting principles generally accepted in the United States.

(2)

Includes the impact of the uninsured discount policy implemented for Vanguard’s Illinois hospitals effective April 1, 2009 and for its Phoenix and San Antonio hospitals effective July 1, 2009. Under this policy, Vanguard applies an uninsured discount (calculated as a standard percentage of gross revenues) at the time of patient billing and includes this discount as a reduction to revenues. This uninsured discount program applies to patients receiving hospital services who have no insurance coverage and do not otherwise meet Vanguard's charity care guidelines. Vanguard recorded a total of $48.1 million of uninsured discounts related to its acute care services segment during the three months ended March 31, 2010, $30.6 million of which related to non-Medicaid pending accounts that reduced revenues as a result of implementing this policy. Vanguard recorded a total of $161.0 million of uninsured discounts related to its acute care services segment during the nine months ended March 31, 2010, $95.2 million of which related to non-Medicaid pending accounts that reduced revenues as a result of implementing this policy.

(3)

Includes the impact of Vanguard’s accounting policy change for accounts pending Medicaid qualification. Prior to the implementation of its new uninsured discount policy, Vanguard classified accounts pending Medicaid qualification as Medicaid revenues (and Medicaid discharges) and recorded a contractual discount for these accounts based upon the average Medicaid reimbursement rate for each specific state until qualification was confirmed. Vanguard implemented a new Medicaid pending policy for those hospitals that have implemented the uninsured discount policy whereby Medicaid pending accounts are classified as self-pay revenues (and self-pay discharges) with an uninsured discount applied. The balance of these accounts is subject to Vanguard’s allowance for doubtful accounts policy. For those accounts that subsequently qualify for Medicaid coverage, the uninsured discount is reversed and the account is reclassified to Medicaid revenues (and Medicaid discharges) with the appropriate contractual discount applied. The difference between the state-specific Medicaid contractual discounts under the previous policy and the uninsured discount percentage applied to Medicaid pending accounts under the new policy increased total revenues by $5.0 million and $18.2 million for the three months and nine months ended March 31, 2010, respectively. The provision for doubtful accounts recorded for Medicaid pending accounts, after the uninsured discounts were applied, were $3.7 million and $18.7 million for the three months and nine months ended March 31, 2010, respectively.

(4)

Revenues, certain expenses and those expenses as a percentage of revenues for the acute care services segment for the three months and nine months ended March 31, 2010 have been adjusted to allow for comparative measurement on a basis consistent with the three months and nine months ended March 31, 2009 (before implementation of the uninsured discount policy or the change to the Medicaid pending policy). Management believes these non-GAAP measures will provide investors, analysts and general users of this financial information an effective means to compare the operating results of Vanguard’s acute care services segment for the current year periods to those of the prior year periods. However, these non-GAAP operating measures are not meant to replace GAAP-basis revenues, expenses or expenses as a percentage of revenues as operating performance indicators for the acute care services segment.

(5)

Total revenues for the acute care services segment represent revenues prior to the elimination in consolidation of revenues earned by Vanguard's hospitals for services provided to enrollees in Vanguard's owned health plans.

(6)	Uncompensated care is defined as the sum of uninsured discounts, charity deductions and the provision for doubtful accounts.

(7)	Represents total revenues for the acute care services segment plus charity deductions.

(8)	Includes stock compensation.

Contact: Vanguard Health Systems, Inc.
                Gary Willis
                Senior Vice President and Chief Accounting Officer
                (615) 665-6098